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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our dated August 10, 1999 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Cisco Systems, Inc., which is incorporated by reference in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1999. We also consent to the incorporation by reference of our report dated August 10, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                        PricewaterhouseCoopers LLP

San Jose, California
October 8, 1999